CRM MUTUAL FUND TRUST (the "Trust")
                      N-SAR SUB-ITEM 77Q1


Attached to this exhibit are:

(1)	The Action by Written Consent of the Board of Trustees
with regard to the Authorization of Establishment and Designation of the CRM All Cap Value Fund.

(2)	Amendment to Schedule A Dated as of to Agreement and
Declaration of Trust of CRM Mutual Trust Schedule of
Portfolios and Classes

(3)	The Amended and Restated Investment Advisory Agreement
incorporating the CRM All Cap Value Fund and the
Advisor Shares of the CRM Small/Mid Cap Value Fund and the CRM Mid/Large Cap Value Fund.


77QI (1)

CRM MUTUAL FUND TRUST
Action by Written Consent
of the Board of Trustees

Authorization of Establishment and Designation of Investor,
Institutional and Advisor Shares of CRM All Cap Value Fund and Advisor Shares of CRM Small/Mid Cap Value Fund and CRM
Mid/Large Cap Value Fund, and Authorization to File Post-
Effective Amendment to Registration Statement

Pursuant to Article 5, Section 5.2 of the Agreement and
Declaration of Trust, dated as of March 30, 2005 (the
"Declaration of Trust"), of CRM Mutual Fund Trust (the
"Trust"), the undersigned, being at least a majority of the Board of Trustees of the Trust, hereby consent to and adopt the following resolutions as and for the action of the Board of Trustees of the Trust:

RESOLVED: 	that pursuant to Article 3, Section 3.2
of the Declaration of Trust of the Trust, the undersigned hereby authorize and approve the establishment and designation of CRM All Cap Value Fund as a portfolio of the Trust.

FURTHER RESOLVED, that pursuant to Article 3, Section 3.2 of the Declaration of Trust, the establishment of Investor
Shares, Institutional Shares and Advisor Shares as classes of stock of the CRM All Cap Value Fund be, and hereby is, approved.

FURTHER RESOLVED, that pursuant to Article 3, Section 3.2 of the Declaration of Trust, the establishment of Advisor
Shares as classes of stock of the CRM Small/Mid Cap Value
Fund and CRM Mid/Large Cap Value Fund be, and hereby is, approved.

FURTHER RESOLVED, that pursuant to Section 3.2 of the Declaration of Trust, the amendment to Schedule A of the Declaration of Trust attached hereto establishing and designating the CRM All Cap Value Fund as an additional portfolio of the Trust and establishing Investor Shares, Institutional Shares and Advisor Shares as classes of stock of the CRM All Cap Value Fund, CRM Small/Mid Cap Value
Fund and CRM Mid/Large Cap Value Fund be, and hereby is, approved.

FURTHER RESOLVED, that the preferences, voting powers, rights, duties and privileges of the Investor Shares,
 Institutional Shares and Advisor Shares of the CRM All
Cap Value Fund shall be as set forth in Article 3,
Section 3.4 of the Declaration of Trust and in the Trust's
Registration Statement on Form N-1A as may be amended from time to time, as otherwise established by law or as from time to time determined by the Board of Trustees of the Trust.

FURTHER RESOLVED, that the issuance of an unlimited number of shares of beneficial interest with a par value of $.01 per share of the Investor Shares, Institutional
Shares and Advisor Shares of the CRM All Cap Value Fund be, and hereby is, approved.

FURTHER RESOLVED, that the CRM All Cap Value Fund be, and it hereby is, authorized to issue and sell shares of beneficial interest to Cramer Rosenthal McGlynn, LLC ("CRM").

FURTHER RESOLVED, that the CRM All Cap Value Fund be, and it hereby is, authorized to issue and sell, for cash or securities from time to time, an unlimited number of full and fractional shares of beneficial interest of Investor
Shares, Institutional Shares and Advisor Shares of the CRM All Cap Value Fund, such shares to be issued and sold at a price of not less than the next determined net asset value per share of such CRM All Cap Value Fund, provided that if such shares are sold for securities, such securities shall be valued in accordance with the provisions for determining the value of the assets of the CRM All Cap Value Fund, as established from time to time by the Board of Trustees of the Trust.

FURTHER RESOLVED, that the Investor Shares, Institutional
Shares and Advisor Shares of the CRM All Cap Value Fund shall be fully paid and non-assessable shares upon issuance.



FURTHER RESOLVED, that the proper officers of the Trust be, and they hereby severally are, authorized and empowered to take all such actions as may be necessary or desirable to offer for sale and sell shares of Investor Shares, Institutional Shares and Advisor Shares of the CRM All Cap
Value Fund, and to carry out the purposes and intent of the foregoing resolutions.

FURTHER RESOLVED, that the preferences, voting powers, rights, duties and privileges of the Advisor Shares of the CRM Small/Mid Cap Value Fund and CRM Mid/Large Cap Value
Fund shall be as set forth in Article 3, Section 3.4 of the Declaration of Trust and in the Trust's Registration
Statement on Form N-1A as may be amended from time to time, as otherwise established by law or as from time to time determined by the Board of Trustees of the Trust.

FURTHER RESOLVED, that the issuance of an unlimited number of shares of beneficial interest with a par value of $.01 per share of the Advisor Shares of the CRM Small/Mid
Cap Value Fund and CRM Mid/Large Cap Value Fund be, and hereby is, approved.

FURTHER RESOLVED, that the Advisor Shares of the CRM
Small/Mid Cap Value Fund and CRM Mid/Large Cap Value Fund be, and each hereby is, authorized to issue and sell shares of beneficial interest to CRM.

FURTHER RESOLVED, that the CRM Small/Mid Cap Value Fund and CRM Mid/Large Cap Value Fund be, and each hereby is, authorized to issue and sell, for cash or securities from time to time, an unlimited number of full and fractional shares of beneficial interest of Advisor Shares of each Fund, such shares to be issued and sold at a price of not less than the next determined net asset value per share of such Fund, provided that if such shares are sold for securities, such securities shall be valued in accordance with the provisions for determining the value of the assets of the respective Funds, as established from time to time by the Board of Trustees of the Trust.

FURTHER RESOLVED, that Advisor Shares of the CRM
Small/Mid Cap Value Fund and CRM Mid/Large Cap Value Fund shall be fully paid and non-assessable shares upon issuance.

FURTHER RESOLVED, that the proper officers of the Trust be, and they hereby severally are, authorized and empowered to take all such actions as may be necessary or desirable to offer for sale and sell shares of the Advisor
Shares of the CRM Small/Mid Cap Value Fund and CRM
Mid/Large Cap Value Fund, and to carry out the purposes and intent of the foregoing resolutions.

FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, and each of them acting singly hereby is, authorized, empowered and directed on behalf of the Trust to arrange for the preparation, execution and filing with the Securities and Exchange Commission of a Post-Effective Amendment to the Trust's Registration
Statement on Form N-1A to register an indefinite number of shares of beneficial interest of the Investor Shares, Institutional Shares and Advisor Shares of the CRM All Cap
Value Fund, and the Advisor Shares of the CRM
Small/Mid Cap Value Fund and CRM Mid/Large Cap Value Fund, for sale under the Securities Act of 1933, and such exhibits or other documents which they deem necessary or appropriate, upon advice of counsel to the Trust, relating to the registration of the Investor Shares, Institutional Shares and Advisor Shares of the CRM All Cap
Value Fund, and the Advisor Shares of the CRM Small/Mid Cap
Value Fund and CRM Mid/Large Cap Value Fund, under the
Securities Act of 1933 and the Investment Company Act of
1940.

FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, and each of them acting singly hereby is, authorized to perform such additional acts, and to execute and file such documents, as may be necessary or appropriate in order to implement the foregoing resolutions.


IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the 2nd day of August, 2006.



/s/ Louis Ferrante	/s/ Clement C. Moore
Louis Ferrante		Clement C. Moore, II
As trustee and not individually



/s/ Loius Klein, Jr.	/s/ Carlos A. Leal
Louis Klein, Jr.		Carlos A. Leal
As trustee and not individually


77Q1 (2)
AMENDMENT TOSCHEDULE A
DATED AS OF August 2, 2006
TO AGREEMENT AND DECLARATION OF TRUST
OF CRM MUTUAL FUND TRUST
SCHEDULE OF PORTFOLIOS AND CLASSES

Portfolio
Class of Shares
CRM Small Cap Value Fund
Investor Shares
Institutional Shares

CRM Small/Mid Cap Value
Fund
Investor Shares
Institutional Shares
Advisor Shares

CRM Mid Cap Value Fund
Investor Shares
Institutional Shares

CRM Mid/Large Cap Value
Fund
Investor Shares
Institutional Shares
Advisor Shares

CRM All Cap Value Fund
Investor Shares
Institutional Shares
Advisor Shares



77Q1 (3)
AMENDED AND RESTATED
SCHEDULE A AND SCHEDULE B
DATED AS OF OCTOBER 24, 2006
TO INVESTMENT ADVISORY AGREEMENT
DATED AS OF JUNE 15, 2005
BETWEEN CRM MUTUAL FUND TRUST
AND CRAMER ROSENTHAL MCGLYNN, LLC

	Schedule A and Schedule B to the Investment Advisory
Agreement between CRM Mutual Fund Trust and Cramer
Rosenthal McGlynn, LLC dated as of June 15, 2005 are hereby amended and restated as of the date set forth above as follows:


SCHEDULE A
TO INVESTMENT ADVISORY AGREEMENT
BETWEEN CRM MUTUAL FUND TRUST
AND CRAMER ROSENTHAL MCGLYNN, LLC

Name of Funds
CRM Small Cap Value Fund
CRM Small/Mid Cap Value Fund
CRM Mid Cap Value Fund
CRM Mid/Large Cap Value Fund
CRM All Cap Value Fund


SCHEDULE B
TO
INVESTMENT ADVISORY AGREEMENT
BETWEEN CRM MUTUAL FUND TRUST
AND CRAMER ROSENTHAL MCGLYNN, LLC

Fee Schedule
Fund
Annual Fee as a % of
Average Daily Net Assets
CRM Small Cap Value Fund
..75% of the Fund's first $1 billion of average daily net assets; .70% of the Fund's next $1 billion of average daily net assets; and .65% of the Fund's average daily net assets over $2 billion.


CRM Small/Mid Cap Value Fund
..75% of the Fund's first $1 billion of average daily net assets; .70% of the Fund's next $1 billion of average daily net assets; and .65% of the Fund's average daily net assets over $2 billion.


CRM Mid Cap Value Fund
..75% of the Fund's first $1 billion of average daily net assets; .70% of the Fund's next $1 billion of average daily net assets; and .65% of the Fund's average daily net assets over $2 billion.


CRM Mid/Large Cap Value Fund
..75% of the Fund's first $1 billion of average daily net assets; .70% of the Fund's next $1 billion of average daily net assets; and .65% of the Fund's average daily net assets over $2 billion.


CRM All Cap Value Fund
..95% of the Fund's first $1 billion of average daily net assets; .90% of the Fund's next $1 billion of average daily net assets; and .85% of the Fund's average daily net assets over $2 billion.







IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

CRM MUTUAL FUND TRUST

By:	/s/ Ronald H. McGlynn

Name: Ronald H. McGlynn
Title: Chief Executive
Officer
CRAMER ROSENTHAL MCGLYNN, LLC

By:	/s/ Carlos Leal

Name: Carlos Leal
Title: Chief Financial
Officer